EXHIBIT 99.1

FOR IMMEDIATE RELEASE
May 3, 2017

Mammoth Energy Service, Inc. Announces
First Quarter 2017 Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, May 3, 2017 - Mammoth Energy Service, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today reported financial and operational results for the three months ended March 31, 2017. Key information related to Mammoth for the reporting periods is as follows:

Key Highlights for First Quarter 2017:

•	Total revenue was $74.4 million for the three months ended March 31, 2017, up 116% from $34.5 million for the three months ended March 31, 2016.

•
Net loss for the three months ended March 31, 2017 was $4.9 million, an improvement of $16.2 million from a net loss of $21.1 million for the three months ended March 31, 2016. Mammoth reported Adjusted EBITDA of $11.1 million and $(1.6) million for the three months ended March 31, 2017 and 2016, respectively.

•	Re-staffed and began operating our third pressure pumping fleet in the Northeast in March 2017 and expect that we will start up our fourth fleet in the SCOOP/STACK on June 1, 2017.

•
Acquisitions of Taylor Frac and the Chieftain Sand assets are both on track to close in 2Q. Once the expansion of the Taylor facility to 1.75 million tons per annum (Mtpa) of capacity is completed later this year, Mammoth will be capable of processing ~4 Mtpa of high quality frac sand in direct support of our pressure pumping fleets with estimated reserves of 67 million tons.

•
Our liquidity at March 31, 2017 was approximately $156 million, comprised of cash on hand of $12.3 million and an undrawn revolving credit facility with a borrowing base of $144.1 million. We anticipate our borrowing base to grow once we close the pending acquisitions of Taylor Frac, Stingray Cementing, Stingray Energy Services and Chieftain Sand assets and our fourth, fifth and sixth fleets begin operating.

Adjusted EBITDA is a non-GAAP financial measure. Reconciliations of this measure to net income (loss), the most comparable financial measures calculated in accordance with generally accepted accounting principles ("GAAP"), are provided on pages 8 - 10 of this release.

Arty Straehla, Mammoth's Chief Executive Officer, stated, “Mammoth posted another solid quarter generating $11.1 million in EBITDA as we re-staffed our third fleet in the Northeast and moved towards a June first startup of our fourth fleet in the SCOOP/STACK. Upon the closing of the pending acquisitions of Taylor Frac and the Chieftain Sand assets we will add significant sand reserves and processing capacity, which will further differentiate us from our peers as a fully integrated completion company, and will ensure a stable sand supply for our pressure pumping fleets. Demand for our pressure pumping fleets remains high with our frac calendar fully booked into the fourth quarter of 2017. Given the increase in the land rig count so far this year, we feel that the pressure pumping market is still undersupplied despite the recent reactivations, which should allow for further price increases as we progress throughout the remainder of the year and into 2018."

Pressure Pumping Services

Mammoth's pressure pumping segment contributed revenues of $40.6 million on 860 stages for the three months ended March 31, 2017 compared to $12.3 million on 204 stages for the three months ended March 31, 2016, increases of 230% and 322%, respectively. Utilization was 63% for the three months ended March 31, 2017, on three active spreads, as compared to 21% for the three months ended March 31, 2016, on two active spreads.

During 1Q 2017 we re-activated our third frac spread in the Utica which drove a 13% increase in stage count sequentially, despite a shift to higher sand loadings and normal winter weather. Demand remains strong with our frac calendar fully booked into 4Q in both the Utica and Mid-Continent. A majority of the pressure pumping equipment ordered in November has already been received and we expect to commence our initial job in the SCOOP on June 1, 2017.

Well Services

Mammoth's well services segment contributed revenues of $3.3 million for the three months ended March 31, 2017 compared to $2.7 million for the three months ended March 31, 2016, an increase of 22%. Our coil tubing services accounted for $0.6 million, or 100% of our operating division increase, as a result of an increase in average day rates from approximately $19,900 for the three months ended March 31, 2016 to approximately $22,100 for the three months ended March 31, 2017. Our flowback services remained consistent period over period.

Natural Sand Proppant Production

Mammoth's natural sand proppant ("sand") segment contributed revenues of $14.2 million for the three months ended March 31, 2017 compared to $5.1 million for the three months ended March 31, 2016, an increase of 178%. The Company sold 227,840 and 66,500 tons of sand for the three months ended March 31, 2017 and 2016, respectively.

The average FOB mine gate price increased to $35.18 per ton in 1Q 2017, up 24% sequentially as industry activity increased and the demand for frac sand remained strong. We continue to make progress on the closing of the announced acquisitions of Taylor Frac and the Chieftain Sand assets with both transactions expected to be completed by late 2Q. The expansion of the Taylor Frac facility has begun with the expectation of increasing capacity to 1.75 Mtpa (up from 0.7 Mtpa) by year-end 2017.

Contract Land and Directional Drilling Services

Mammoth's contract land and directional drilling ("drilling") segment contributed revenues of $10.8 million for the three months ended March 31, 2017 compared to $6.4 million for the three months ended March 31, 2016, an increase of 69%. The increase in revenues resulted primarily from increased utilization and day rates for both land rigs and directional drilling services.

We performed upgrades on two of our horizontal rigs in 1Q including new high pressure fluid ends and electrical upgrades to make them more marketable in today environment. Both of these rigs are expected to demand higher day rates as a result of the upgrades. Four horizontal rigs on average operated in 1Q 2017, with five horizontal rigs operating today and the expectation of another one to two of our horizontal rigs to begin operating in the coming weeks. In addition, we expect one of our vertical rigs to begin operating in the coming weeks drilling saltwater disposal wells.

Other Energy Services

Mammoth's other energy services segment contributed revenues of $5.5 million and $8.0 million for the three months ended March 31, 2017 and 2016, respectively. The decrease was primarily driven by decreased occupancy levels.

Selling, General and Administrative Expenses

Selling, general and administrative ("SG&A") expenses increased by 91% to $6.2 million from $3.3 million for the three months ended March 31, 2017 and 2016, respectively. The increase was primarily attributable to increased compensation and benefits along with increased professional service charges. SG&A expenses, as a percentage of total revenue, decreased to 8% in the first quarter of 2017 as compared to 10% during the first quarter of 2016.

Liquidity

At March 31, 2017, our revolving credit facility was undrawn, leaving an aggregate of $144.1 million of available borrowing capacity under this facility, and we had $12.3 million of cash on hand. We anticipate our borrowing base to grow once we close the pending acquisitions of Taylor Frac, Stingray Cementing, Stingray Energy Services and Chieftain Sand and our fourth, fifth and sixth fleets begin operating.

Capital Expenditures

Capital expenditures totaled $30.9 million and $0.5 million for the three months ended March 31, 2017 and 2016, respectively. Approximately $29 Million of the 1Q 2017 capex expense was related to the receipt of pressure pumping equipment ordered in November 2016, with roughly $2 million spent to upgrade two of our land rigs.

Explanatory Note Regarding Financial Information

The historical financial information for periods prior to October 12, 2016, contained in this release relates to Mammoth Energy Partners LP, a Delaware limited partnership (the "Partnership"). On October 12, 2016, the Partnership was converted into a Delaware limited liability company named Mammoth Energy Partners LLC ("Mammoth LLC"), and then each member of Mammoth LLC contributed all of its membership interests in Mammoth LLC to the Company. Prior to the conversion and the contribution, the Company was a wholly-owned subsidiary of the Partnership. Following the conversion and the contribution, Mammoth LLC (as the converted successor to the Partnership) became a wholly-owned subsidiary of the Company.

On October 13, 2016, Mammoth priced 7,750,000 shares of its common stock in its initial public offering (the "IPO") at a price to the public of $15.00 per share and, on October 14, 2016, Mammoth’s common stock began trading on The Nasdaq Global Select Market under the symbol “TUSK.” On October 19, 2016, Mammoth closed its IPO. Unless the context otherwise requires, references in this release to Mammoth or the Company, when used in a historical context for periods prior to October 12, 2016 refer to the Partnership and its subsidiaries. References in this release to Mammoth or the Company, when used for periods beginning on or after October 12, 2016 refer to Mammoth and its subsidiaries.

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Report filed on Form 10-K with the Securities and Exchange Commission ("SEC") on February 24, 2017.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function ("CODM"). Segment information is prepared on the same basis that our CODM manages the segments, evaluates the segment financial statements, and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of net income (loss) before income taxes prior to depreciation and amortization, impairment of long-lived assets, acquisition related costs, one-time compensation charges associated with the IPO, equity based compensation, interest income, interest expense and other (income) expense, net (which is comprised of the (gain) loss on disposal of long-lived assets) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

Based on the CODM's assessment, effective December 31, 2016, the Company updated the reportable segments to align with its new CODM designated reporting structure and business activities. The Company now has five segments consisting of pressure pumping services, well services, natural sand proppant, contract land and directional drilling services and other energy services. Prior to this change, the reportable segments were comprised of four segments for financial reporting purposes: completion and production services, completion and production - natural sand proppant, land and directional drilling services and remote accommodation services. We have conformed our presentation for prior periods to reflect this new segment presentation.

Conference Call Information

Mammoth will host a conference call on Thursday, May 4, 2017 at 10:00 a.m. CST to discuss its first quarter 2017 financial and operational results. The telephone number to access the conference call is 844-265-1561 or international dial in 216-562-0385. The conference ID for the call is 12889843. Mammoth encourages those who would like to participate in the call to place calls between 9:50 a.m. and 10:00 a.m. CST.

The conference call will also be webcast live on www.mammothenergy.com in the “investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented oilfield service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth’s suite of services includes pressure pumping services, well services, natural sand proppant services, contract land and directional drilling services and other energy services. Other energy services currently consists primarily of remote accommodation services. For additional information about Mammoth, please visit our website at www.mammothenergy.com, where we routinely post announcements, updates, events, investor information and presentations and recent news releases. Information on our website is not part of this news release.

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in our Annual Report filed on Form 10-K filed with the SEC on February 24, 2017 and our subsequent filings we make with the SEC, including those relating to our pending acquisitions, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas industry; and costs and availability of resources.

Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:
Mammoth Energy Services, Inc., Attention: Don Crist, 4727 Gaillardia Parkway, Suite 200, Oklahoma City, Oklahoma 73142, tel: 405-608-6048

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

ASSETS	March 31,	December 31,
	2017	2016
CURRENT ASSETS
Cash and cash equivalents	$12,278,120	$28,693,985
Accounts receivable, net	24,973,332	20,602,962
Receivables from related parties	33,141,299	28,059,565
Inventories	4,922,627	4,355,088
Prepaid expenses	3,402,022	4,254,148
Other current assets	1,182,058	391,599
Total current assets	79,899,458	86,357,347

Property, plant and equipment, net	244,021,697	221,247,228
Intangible assets, net - customer relationships	13,859,772	15,949,772
Intangible assets, net - trade names	5,439,307	5,617,057
Goodwill	86,043,148	86,043,148
Other non-current assets	5,239,582	5,339,283
Total assets	$434,502,964	$420,553,835

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$37,237,976	$18,480,325
Payables to related parties	4,921,129	2,434,031
Accrued expenses and other current liabilities	8,825,877	8,396,968
Income taxes payable	—	28,156
Total current liabilities	50,984,982	29,339,480

Long-term debt	—	—
Deferred income taxes	43,881,012	47,670,789
Other liabilities	2,733,863	2,501,886
Total liabilities	97,599,857	79,512,155

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 37,500,000	375,000	375,000
issued and outstanding at March 31, 2017 and December 31, 2016.
Additional paid in capital	400,775,752	400,205,921
Accumulated deficit	(61,259,392)	(56,322,878)
Accumulated other comprehensive loss	(2,988,253)	(3,216,363)
Total equity	336,903,107	341,041,680
Total liabilities and equity	$434,502,964	$420,553,835

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLDIATED STATEMENTS OF COMPREHENSIVE LOSS (unaudited)

	Three Months Ended
	March 31,
	2017	2016
REVENUE
Services revenue	$27,091,882	$28,236,482
Services revenue - related parties	33,132,571	1,156,815
Product revenue	2,615,209	735,453
Product revenue - related parties	11,576,151	4,374,754
Total Revenue	74,415,813	34,503,504

COST AND EXPENSES
Services cost of revenue (1)	45,460,804	26,103,641
Services cost of revenue - related parties	494,345	2,835,402
Product cost of revenue (2)	5,376,897	3,158,632
Product cost of revenue - related parties	7,554,380	799,545
Selling, general and administrative	5,844,093	3,110,197
Selling, general and administrative - related parties	377,717	144,869
Depreciation and amortization	16,893,777	17,413,591
Impairment of long-lived assets	—	—
Total cost and expenses	82,002,013	53,565,877
Operating loss	(7,586,200)	(19,062,373)

OTHER (EXPENSE) INCOME
Interest expense	(286,338)	(1,191,895)
Other, net	(170,041)	18,194
Total other expense	(456,379)	(1,173,701)
Loss before income taxes	(8,042,579)	(20,236,074)
(Benefit) provision for income taxes	(3,106,065)	894,360
Net loss	$(4,936,514)	$(21,130,434)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment (3)	228,110	1,975,351
Comprehensive loss	$(4,708,404)	$(19,155,083)

Net loss per share (basic and diluted)	$(0.13)	$(0.70)
Weighted average number of shares outstanding	37,500,000	30,000,000

(1) Exclusive of depreciation and amortization	15,837,735	16,348,075
(2) Exclusive of depreciation and amortization	1,018,241	1,029,201
(3) Net of tax	20,143	—

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(4,936,514)	$(21,130,434)
Adjustments to reconcile net loss to cash provided by operating activities:
Equity based compensation	569,831	—
Depreciation and amortization	16,893,777	17,413,591
Amortization of coil tubing strings	492,409	551,300
Amortization of debt origination costs	99,701	99,701
Bad debt expense	(40,446)	23,543
Loss (gain) on disposal of property and equipment	(79,408)	(21,000)
Deferred income taxes	(3,801,212)	93,451
Changes in assets and liabilities:
Accounts receivable, net	(4,282,133)	(1,854,385)
Receivables from related parties	(5,081,734)	19,802,936
Inventories	(1,059,948)	(162,003)
Prepaid expenses and other assets	62,571	(4,530,288)
Accounts payable	12,185,209	(3,123,148)
Payables to related parties	2,487,033	1,393,117
Accrued expenses and other liabilities	658,419	12,100,124
Income taxes payable	(28,156)	(26,912)
Net cash provided by operating activities	14,139,399	20,629,593

Cash flows from investing activities:
Purchases of property and equipment	(30,935,179)	(534,525)
Proceeds from disposal of property and equipment	369,258	34,863
Net cash used in investing activities	(30,565,921)	(499,662)

Cash flows from financing activities:
Borrowings from lines of credit	—	4,800,000
Repayments of lines of credit	—	(14,299,772)
Net cash used in financing activities	—	(9,499,772)
Effect of foreign exchange rate on cash	10,657	260,074
Net (decrease) increase in cash and cash equivalents	(16,415,865)	10,890,233
Cash and cash equivalents at beginning of period	28,693,985	3,074,072
Cash and cash equivalents at end of period	$12,278,120	$13,964,305

Supplemental disclosure of cash flow information:
Cash paid for interest	$186,584	$1,138,550
Cash paid for income taxes	$700,825	$934,262
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in trade accounts payable	$9,346,077	$597,885

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA
"Adjusted EBITDA" is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA as net income (loss) before depreciation and amortization, acquisition related costs, equity based compensation, interest expense, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets) and provision (benefit) for income taxes. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as and alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDA is a widely followed measure of operating performance that:

•
is widely used by investors in the oilfield services industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	may also be used by investors to measure our ability to meet debt service requirements because this measure

•	is a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness; and

•	is used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.

There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss. Additionally, because Adjusted EBITDA excludes some, but not all, items that affect net income and is defined differently by different companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables also provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income or loss for each of our operating segments.

Consolidated

	Three Months Ended March 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016
Net loss	$(4,936,514)	$(21,130,434)
Depreciation and amortization expense	16,893,777	17,413,591
Acquisition related costs	1,246,564	—
Equity based compensation	569,831	—
Interest expense	286,338	1,191,895
Other (income) expense, net	170,041	(18,194)
Provision (benefit) for income taxes	(3,106,065)	894,360
Adjusted EBITDA	$11,123,972	$(1,648,782)

Pressure Pumping Services

	Three Months Ended March 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016
Net income (loss)	$787,705	$(11,654,952)
Depreciation and amortization expense	9,157,893	8,955,217
Acquisition related costs	—	—
Equity based compensation	271,388	—
Interest expense	128,444	237,055
Other (income) expense, net	2,631	(19,208)
Provision (benefit) for income taxes	—	—
Adjusted EBITDA	$10,348,061	$(2,481,888)

Other Well Services

	Three Months Ended March 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016
Net income (loss)	$1,158,857	$(3,307,639)
Depreciation and amortization expense	1,208,241	1,397,507
Acquisition related costs	187,184	—
Equity based compensation	46,989	—
Interest expense	(105,902)	98,319
Other (income) expense, net	1,182	9,400
Provision (benefit) for income taxes	(3,691,532)	—
Adjusted EBITDA	$(1,194,981)	$(1,802,413)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Natural Sand Proppant Services

	Three Months Ended March 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016
Net loss	$(1,323,868)	$(121,467)
Depreciation and amortization expense	1,019,491	1,031,036
Acquisition related costs	1,037,865	—
Equity based compensation	70,124	—
Interest expense	21,793	—
Other (income) expense, net	102	(2)
Provision (benefit) for income taxes	—	—
Adjusted EBITDA	$825,507	$909,567

Contract Land and Directional Drilling Services

	Three Months Ended March 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016
Net income (loss)	$(6,847,053)	$(8,457,274)
Depreciation and amortization expense	4,968,628	5,507,381
Acquisition related costs	21,515	—
Equity based compensation	111,870	—
Interest expense	217,182	852,574
Other (income) expense, net	163,785	(10,074)
Provision for income taxes	—	—
Adjusted EBITDA	$(1,364,073)	$(2,107,393)

Other Energy Services

	Three Months Ended March 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2017	2016
Net income	$1,287,845	$2,410,898
Depreciation and amortization expense	539,524	522,450
Equity based compensation	69,460	—
Interest expense	24,821	3,947
Other (income) expense, net	2,341	1,690
Provision (benefit) for income taxes	585,467	894,360
Adjusted EBITDA	$2,509,458	$3,833,345